As filed with the Securities and Exchange Commission on September 14, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

On Holding AG

(Exact Name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Switzerland	3021	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

On Holding AG Employee Participation Program, as amended

On Holding AG Level Two Participation Plan, as amended

On Holding AG Long Term Incentive Plan 2018, as amended

On Holding AG Long Term Incentive Plan 2020-2023, as amended

On Holding AG Founders’ Grant Plan

On Holding AG Long Term Incentive Plan 2021

(Full title of the plans)

Pfingstweidstrasse 106 8005 Zürich

Switzerland +41 44 225 15 55

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 800 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Deanna L. Kirkpatrick Michael Kaplan Yasin Keshvargar Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 +1 212 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(4)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Class A ordinary shares, par value CHF 0.10 each (“Class A Shares”), which consist of Class A Shares outstanding and/or reserved for future issuance pursuant to the following Plans (3):

• On Holding AG Employee Participation Program, as amended	1,207,500	$24 (2)(5)	$28,980,000	$3,161.72
• On Holding AG Level Two Participation Plan, as amended
o Options Outstanding	2,453,750	$0.11 (2)(6)(7)	$269,912.50	$29.45
• On Holding AG Long Term Incentive Plan 2018, as amended
o Options Outstanding	865,000	$3.24 (2)(6)(7)	$2,802,600	$305.76
• On Holding AG Long Term Incentive Plan 2020-2023, as amended (the “2020 LTIP”)
o Options Outstanding	607,500	$ 7.78 (2)(6)(7)	$4,726,350	$ 515.64
o Class A Shares Reserved for Future Issuance	10,032,138(8)	$ 24(2) (5)	$ 240,771,312	$ 26,268.15
Class A Shares available for future issuance pursuant to the On Holding AG Founders’ Grant Plan	705,315	$ 24(2)(5)	$16,927,560	$1,846.80
Class A Shares available for future issuance pursuant to the On Holding AG Long Term Incentive Plan 2021	10,000,000	$ 24(2)(5)	$ 240,000,000	$ 26,184

Total:	25,871,203		$534,477,734.50	$58,311.52

(1) This Registration Statement on Form S-8 (this “Registration Statement”) covers Class A Shares of On Holding AG, (the “Registrant”), issuable pursuant to the plans set forth in this table (collectively, the “Plans”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Class A Shares that become issuable under the Plans by reason of any share dividend, share split, recapitalization or other similar transaction.

(2) Rounded up to the nearest penny in U.S. dollars.

(3) The amount to be registered and proposed maximum offering price per share takes into account the share capital reorganization that occurred on August 19, 2021 which included a par value increase and share split for the Class A Shares.

(4) Rounded down to the nearest whole share.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of the price per share of the Registrant’s common stock in its proposed initial public offering.

(6) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of the weighted average exercise price of outstanding stock options.

(7) Estimated pursuant to 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on an exchange rate on September 13, 2021 of approximately $1.09 to CHF1.00.

(8) Includes Class A Shares issuable upon conversion of outstanding shares of Class B voting rights shares that are issuable pursuant to the 2020 LTIP.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Registrant’s Registration Statement on Form F-1, Amendment No. 2, filed with the Commission on September 13, 2021 (Registration No. 333- 258998), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

(b) The Registrant’s prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act, relating to the Registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-258998).

(c) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the Registrant’s Registration Statement referred to in clause (a) above.

(d) The description of the Registrant’s share capital which is contained in the Registrant’s Registration Statement Form 8-A filed with the Commission on September 10, 2021 (Registration No. 001- 40795), including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Subject to Swiss law, the Registrant’s articles of association provide for indemnification of its current and former members of the board of directors and the executive committee and their heirs, executors and administrators against liabilities arising in connection with the performance of their duties in such capacity, and permit the Registrant to advance the expenses of defending any act, suit or proceeding to our directors and executive officers to the extent not included in insurance coverage or advanced by third parties.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of his or her duties under the employment agreement with the employer.

The Registrant has also entered into indemnification agreements with all of the Registrant’s executive officers and directors. The indemnification agreements and the Registrant’s amended and restated articles of association require the Registrant to indemnify the Registrant’s executive officers and directors to the fullest extent permitted by law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number

4.1	Form of Articles of Amended and Restated Articles of Association of On Holding AG (translated into English) (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form F-1, No. 333-258998)

5.1	Opinion of Lenz & Staehlin, Swiss counsel of On Holding AG, as to the validity of the Class A ordinary shares (filed herewith)

23.1	Consent of Pricewaterhouse Coopers AG (filed herewith)

23.2	Consent of Lenz & Staehlin, Swiss counsel of On Holding AG (included in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature pages hereto)

99.1	On Holding AG Employee Participation Program 2018, and the amendments thereto (incorporated by reference to Exhibits 10.11, 10.12 and 10.13 of the Registrant’s Registration Statement on Form F-1, No. 333-258998)

99.2

On Holding AG Level Two Participation Plan, and the amendments thereto (incorporated by reference to Exhibits 10.8, 10.9 and 10.10 of the Registrant’s Registration Statement on Form F-1, No. 333-258998)

99.3

On Holding AG Long Term Incentive Plan 2018, and the amendments thereto (incorporated by reference to Exhibits 10.4, 10.5, 10.6 and 10.7 of the Registrant’s Registration Statement on Form F-1, No. 333-258998)

99.4

On Holding AG Long Term Incentive Plan 2020-2023, and the amendments thereto (incorporated by reference to Exhibits 10.2 and 10.3 of the Registrant’s Registration Statement on Form F-1, No. 333-258998)

99.5	On Holding AG Long Term Incentive Plan 2021 (incorporated by reference to Exhibits 10.14 of the Registrant’s Registration Statement on Form F-1, Amendment No. 1, No. 333-258998)

99.6	Founders’ Grants Plan (incorporated by reference to Exhibits 10.15 of the Registrant’s Registration Statement on Form F-1, No. 333-258998)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 193, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 14, 2021.

ON HOLDING AG

By:	/s/ David Allemann
	Name:	David Allemann
	Title:	Co- Founder and Executive Co-Chairman

By:	/s/ Caspar Coppetti
	Name:	Caspar Coppetti
	Title:	Co-Founder and Executive Co-Chairman

By:	/s/ Olivier Bernhard
	Name:	Olivier Bernhard
	Title:	Co-Founder and Executive Director

By:	/s/ Martin Hoffmann
	Name:	Martin Hoffmann
	Title:	Chief Financial Officer and Co-Chief Executive Officer

By:	/s/ Marc Maurer
	Name:	Marc Maurer
	Title:	Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Martin Hoffman and Johannes Spindler and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on September 14, 2021 in the capacities indicated:

Name	Title

/s/ David Allemann David Allemann	Co-Founder and Executive Co-Chairman (principal executive officer)

/s/ Caspar Coppetti Caspar Coppetti	Co-Founder and Executive Co-Chairman (principal executive officer)

/s/ Olivier Bernhard Olivier Bernhard	Co-Founder and Executive Director (principal executive officer)

/s/ Martin Hoffmann Martin Hoffmann	Chief Financial Officer and Co-Chief Executive Officer (principal financial officer and principal accounting officer)

/s/ Marc Maurer Marc Maurer	Co-Chief Executive Officer (principal operating officer)

/s/ Alex Perez Alex Perez	Director

/s/ Kenneth A. Fox Kenneth A. Fox	Director